As filed with the Securities and Exchange Commission on July 1, 1997

                                                   REGISTRATION NO. 333_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               EPIX MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                            04-3030815
       (State or other                                      (I.R.S. Employer
jurisdiction of incorporation)                             Identification No.)

                71 Rogers Street, Cambridge, Massachusetts 02142
              (Address of registrant's principal executive offices)

                              --------------------

                         1996 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)


             MICHAEL D. WEBB, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EPIX Medical, Inc.
                                71 Rogers Street
                         Cambridge, Massachusetts 02142
                                 (617) 499-1400
            (Name, address and telephone number of agent for service)

                                 with copies to:

                           WILLIAM T. WHELAN, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                              --------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of each class of securities      Amount to be       Proposed maximum      Proposed maximum        Amount of
         to be registered               registered       offering price per    aggregate offering   registration fee
                                                                share                price
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value          66,666 shares         $8.00(1)               $533,328(1)          $162.00
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on June 27, 1997 as reported by the Nasdaq National Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-21863) filed with the Commission on March 27, 1997.

         (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21863) filed with the Commission on December 10, 1996, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, Boston, Massachusetts. William T. Whelan, a partner of Palmer & Dodge LLP, is Assistant Secretary of the Registrant.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

         Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

         Article TENTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

         Article V, Section 2 of the Registrant's By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such.

         The Registrant maintains insurance for directors and officers and has entered into agreements with certain officers and directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.


Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit
Number                           Description
------                           -----------
4.1   Restated Certificate of Incorporation of the Registrant. Filed herewith.

4.2   Amended and Restated By-laws of the Registrant. Filed herewith.

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1  Consent of Ernst & Young LLP, independent auditors.  Filed herewith.

23.2 Consent of Palmer & Dodge LLP. Contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 hereto.

24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

24.2 Certified resolution of the Board of Directors authorizing Power of Attorney. Filed herewith.


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 30th day of June, 1997.

                               EPIX MEDICAL, INC.

                               By: /s/ Michael D. Webb
                                   -----------------------------------------
                                       Michael D. Webb
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of EPIX Medical, Inc. hereby severally constitute and appoint Michael D. Webb, Jeffrey R. Lentz and William
T. Whelan and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                 Title                             Date


/s/ Michael D. Webb                President, Chief Executive    June 30, 1997
---------------------------------- Officer and Director
    Michael D. Webb                (Principal Executive
                                   Officer)


/s/ Jeffrey R. Lentz               Chief Financial Officer and   June 30, 1997
---------------------------------- Vice President, Finance and
    Jeffrey R. Lentz               Administration (Principal
                                   Financial Officer and
                                   Principal Accounting Officer)


/s/ Christopher F.O. Gabrieli      Chairman of the Board         June 30, 1997
---------------------------------- and Director
    Christopher F.O. Gabrieli

/s/ Stanley T. Crooke, M.D., Ph.D. Director                      June 30, 1997
----------------------------------
    Stanley T. Crooke, M.D., Ph.D.


/s/ Luke B. Evnin, Ph.D.           Director                      June 30, 1997
----------------------------------
    Luke B. Evnin, Ph.D.


/s/ Randall B. Lauffer, Ph.D.      Director                      June 30, 1997
----------------------------------
    Randall B. Lauffer, Ph.D.

                                  EXHIBIT INDEX


Exhibit
Number                         Description
------                         -----------
 4.1      Restated Certificate of Incorporation of the Registrant.
          Filed herewith.

 4.2 Amended and Restated By-laws of the Registrant. Filed herewith.

 5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1 Consent of Ernst & Young LLP, independent auditors. Filed herewith.

23.2 Consent of Palmer & Dodge LLP. Contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 hereto.

24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

24.2 Certified resolution of the Board of Directors authorizing Power of Attorney. Filed herewith.